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                                                                      EXHIBIT 99



                                 MERCOM, INC.
                              105 Carnegie Center
                              Princeton, NJ 08540

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FOR IMMEDIATE RELEASE
April 19, 1995
Contact:  Valerie Haertel (Investor Relations) 609-734-3816
          Carrie Thorpe (Public Relations) 717-825-1177

MERCOM SETTLES OUTSTANDING LITIGATION

PRINCETON, NJ - Mercom, Inc. (OTC: MEEO) announced today the settlement of outstanding litigation with Kenneth E. Lahey, a former officer of the Company, relating to a lawsuit originally filed in 1988 regarding claims made by Lahey, pursuant to certain agreements between himself and the Company. Mercom agreed to pay Lahey $4.3 million over a four year frame in full satisfaction of all claims that may have been made against the Company subject to certain terms and conditions as set forth in the Settlement Agreement and Mutual Release.

Mercom, Inc. is a cable television operator with three cable television systems in Southern Michigan and one cable television system in Port St. Lucie, Florida providing service to over 37,000 subscribers. The Company is operating under the management of C-TEC Cable Systems, Inc., a subsidiary of C-TEC Corporation, a diversified telecommunications company headquartered in Princeton, NJ.